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                                                EXHIBIT 23.1(i)



                    INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Advanced Communications Group, Inc.

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, and the accompanying Prospectus, of our report on the combined financial statements of Value-Line of Longview, Inc. as of December 31, 1996, dated May 23, 1997.


/s/ HEIN & ASSOCIATES LLP


HEIN & ASSOCIATES LLP

Houston, Texas
January 27, 1999